Exhibit 99.1

COMPANY CONTACT:	INVESTOR & MEDIA CONTACTS:
Spectranetics Corporation	Lippert/Heilshorn & Associates, Inc.
Guy Childs, Chief Financial Officer	Bruce Voss
(719) 633-8333	Don Markley
(310) 691-7100
www.spectranetics.com	www.lhai.com
FOR IMMEDIATE RELEASE
Spectranetics Delays Filing Quarterly Report
for the Quarter Ended June 30, 2006
COLORADO SPRINGS, Colo. — August 9, 2006 — Spectranetics Corporation (Nasdaq: SPNC) announced today that it will delay filing its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 in order to allow for the completion of a review being conducted by the Company and its independent auditors into discrepancies identified after the end of the second fiscal quarter in certain raw material inventory relating to disposable products. The Company identified these discrepancies between quantities shown in its perpetual records and quantities actually on-hand during a July month-end physical inventory of certain raw material inventory conducted at the Company’s manufacturing site.
The Company has commenced an internal review of this matter to determine the effect these matters will have on the Company’s operating results for the six months ended June 30, 2006. Although the Company’s review is continuing, the Company’s preliminary findings indicate the required adjustments will likely be material to the fiscal quarter ended June 30, 2006 resulting in a decrease in closing inventory, an increase to cost of revenue and a decrease to net income in the range of $100,000 to $400,000. This review is continuing and the final adjustment to operating results may be more than $400,000. Based on information currently known by the Company, the Company does not believe its operating results for the year ended December 31, 2005 or prior periods will be affected.
The Company filed a Form 12b-25 today with the Securities and Exchange Commission to extend the date for filing its Form 10-Q for the fiscal quarter ended June 30, 2006 by up to five calendar days from Wednesday, August 9, 2006, the original due date. The Company intends to file its Form 10-Q with the Securities and Exchange Commission on or before August 14, 2006.

About Spectranetics
Spectranetics is a medical device company that develops, manufactures and markets single-use medical devices used in minimally invasive surgical procedures within the cardiovascular system in conjunction with its proprietary excimer laser system. Excimer laser technology delivers relatively cool ultraviolet energy to ablate or remove arterial blockages including plaque, calcium and thrombus. We believe our CVX-300® excimer laser is the only system approved in the United States, Europe, Japan, and Canada for use in multiple, minimally invasive cardiovascular procedures. These procedures include atherectomy, which is a procedure to remove arterial blockages in the peripheral or coronary vasculature, and the removal of infected, defective or abandoned cardiac lead wires from patients with pacemakers or implantable cardiac defibrillators, or ICDs, which are electronic devices that regulate the heartbeat.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include increasing price and product competition, increased pressure on expense levels resulting from expanded marketing and clinical activities, uncertain success of the Company’s strategic direction, dependence on new product development, intellectual property claims of third parties, availability of inventory from suppliers, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, the potential size of market opportunities associated with new products, market acceptance of new products or applications, product defects, price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause the actual results, performance or achievements of the Company to be materially different from any anticipated results, performance or achievements, please see the Company’s previously filed SEC reports. Spectranetics disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.
Spectranetics and CVX-300 are registered trademarks of The Spectranetics Corporation.
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